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                                                                   EXHIBIT 99.1

                                    [FRONT]

                                REVOCABLE PROXY
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                           OF PENINSULA BANCORP, INC.

         The undersigned hereby appoint(s) Thomas H. Dargan, Jr. and Stephen R. McGee, or either of them, as proxies for the undersigned, with full power of substitution, to vote all the shares of common stock of Peninsula Bancorp, Inc. ("Peninsula") that the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held in the main lobby of Peninsula Bank, 1030 International Speedway Drive, Daytona Beach, Florida 32114 on _________, _________ __, 2001, 5:00 p.m. local time, or at any adjournments or postponements thereof. Said proxies are directed to vote as instructed on the matters set forth on the reverse side of this card and otherwise at their discretion. Receipt of a copy of the notice of the meeting and Proxy Statement-Prospectus are hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 ON THE REVERSE SIDE OF THIS CARD.

         (PLEASE MARK, SIGN AND DATE THE REVERSE SIDE OF THIS CARD AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE)

                                   [REVERSE]

1. Proposal to approve the Agreement and Plan of Merger, dated as of December 18, 2000, between Southern Community Bancorp ("Southern") and Peninsula, as more fully described in the accompanying Proxy Statement-Prospectus.

         FOR _________        AGAINST _________        ABSTAIN __________

2. Proposal to adjourn the Special Meeting in the event that Peninsula's management should determine in its sole discretion, at the time of the Special Meeting, that such adjournment is in the best interests of Peninsula and its shareholders, as more fully described in the accompanying Proxy-Statement Prospectus.

         FOR _________        AGAINST _________        ABSTAIN __________

         Please sign exactly as your name appears on your stock certificate and fill in the date. If your shares are held jointly, all joint owners must sign. If you are signing as an executor, administrator, trustee, guardian, custodian or corporate officer, please give your full title as such.

                                    ---------------------------------
                                    Signature of Shareholder

                                    ---------------------------------
                                    Signature of Shareholder (if held jointly)

                                    Dated:                     , 2001
                                          ---------------------